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                                                                   Exhibit 10.15

                           NCO FINANCIAL SYSTEMS, INC.

                                WARRANT AGREEMENT


                  WARRANT AGREEMENT (this "Agreement) dated as of July 28, 1995 (the "Closing Date") by and between NCO Financial Systems, Inc., a Pennsylvania corporation (the "Company") and Mellon Bank, N.A. ("Bank")


                                    RECITALS

                  1. Simultaneously with the execution and delivery of this Agreement (the "Closing"), the Company and Bank are entering into that certain Credit Agreement dated as of July 28, 1995 (the "Credit Agreement") pursuant to which the Bank is making available to the Company certain credit facilities.

                  2. As an inducement to the Bank to enter into the Credit Agreement, the Company proposes to issue warrants exercisable into an aggregate of 3,770 shares of the Company's common stock (subject to adjustment as described herein).

                  NOW, THEREFORE, in consideration of the foregoing, the Company and Bank, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  1.1. Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accounts" has the meaning ascribed to that term in the Uniform Commercial Code.

                  "Affiliate" means, as to any Person, any Subsidiary of such Person and any other person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each officer or director or general partner of such Person, and each Person who is the beneficial owner of 5% or more of any class of voting stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of





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         such Person, whether through the ownership of voting
         securities, by contract, or otherwise.

                  "Agreement" means this Warrant Agreement as from time to time amended and in effect between the parties.

                  "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of the Commonwealth of Pennsylvania.

                  "Change in Control" means any transaction or any event as a result of which any one or more persons (other than Bank or any of its Affiliates) acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Closing Date (other than as the direct result of a transfer by descent of distribution of a decedent's estate) fifty percent (50%) or more of any class of stock of the Company outstanding at the time having power ordinarily to vote for the directors of the Company.

                  "Common Stock" includes (a) the Company's Common Stock, $.01 par value per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), and (c) any other securities in which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets of otherwise.

                  "Company" means and shall include NCO Financial Systems, Inc., a Pennsylvania corporation, and its successors and assigns.

                  "Credit Agreement" means that certain Credit Agreement dated of even date herewith between the Company and the Lender.

                  "Equity Securities" shall have the meaning assigned to that term in Section 2.08.






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                  "Event of Force Majeure" shall mean a declaration by Federal authorities of a banking moratorium, a suspension of trading by a national securities exchange, a declaration of war or any new outbreak of hostilities or other national calamity or crisis, the effect of which on the financial markets of the Untied States shall make it commercially impracticable to comply with an obligation hereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Exercise Event" means any of a (i) a Change in Control, (ii) a Qualified Disposition or (iii) a Qualified IPO.

                  "Holder" means Bank, its successors and assigns, and all transferees (in whole or in part) of the Warrants.

                  "Outstanding Common Stock" shall have the meaning assigned to that term in Section 2.06.

                  "Person" means, an individual, a corporation (including, without limitation, a business trust), a partnership, a joint stock company, a joint venture or other entity, a trust, an unincorporated association, a government and any agency or political subdivision thereof.

                  "Put Closing Date" shall have the meaning assigned to that term in Section 2.03.

                  "Put Notice" shall have the meaning assigned to that term in
         Section 2.03.

                  "Qualified Disposition" means (i) any merger or consolidation of the Company with any Person, (ii) any sale, assignment, lease or other disposition of or voluntary parting with the control of (whether in one transaction or in a series of related transactions) all or substantially all of the consolidated assets (whether now owned or hereafter acquired) of the Company and (iii) any issuance of equity securities of the Company which, when aggregated with all issuances of equity securities of the Company subsequent to the Closing, exceeds fifty percent (50%) of the aggregate of all outstanding equity securities of the Company immediately after the closing on a fully diluted basis (assuming the exercise of the Warrants and up to an aggregate of 4,961 shares issued pursuant to the Company's Stock Option Plan (or amendments, restatements or successors thereto)).





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                  "Qualified IPO" means a firm commitment underwritten public offering of shares of the Company's Common Stock in which the aggregate net proceeds to the Company are at least $9,500,000.

                  "Registration Rights Agreement" shall have the meaning assigned to that term in Section 3.02.

                  "Repurchase Price" shall have the meaning assigned to that term in Section 2.06.

                  "Securities" means collectively the Warrants and the Warrant Shares.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.


                  "Stock" means shares of capital stock, beneficial or partnership interest, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting and, includes, without limitation, common stock and preferred stock.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subsidiary" or "Subsidiaries" means (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company and/or one or more Subsidiaries of the Company, (ii) any partnership, association, joint venture or other entity in which the Company and/or one or more Subsidiaries of the Company has more than a fifty percent (50%) equity interest at the time.

                  "Warrant Documents" shall mean this Agreement, the Warrant, and the Registration Rights Agreement.

                  "Warrant Shares" shall have the meaning assigned to that term in Section 2.01.





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                  "Warrants" shall have the meaning assigned to that term in
         Section 2.01.

                  1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in preparation of the Financial Statements, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.



                                    ARTICLE 2

                      PURCHASE, SALE AND TERMS OF WARRANTS;
                            OBLIGATION TO REPURCHASE

                  2.1. The Warrants. The Company has authorized the issuance and sale to Bank of the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of an aggregate of 3,770 shares of the Company's common stock (the "Warrant Shares"). The Common Stock Purchase Warrants shall be substantially in the form set forth as Exhibit 2.01 attached hereto and are herein referred to individually as a "Warrant" and collectively as the "Warrants", which terms shall also include any warrants delivered in exchange or replacement thereof. The number of Warrant Shares is subject to adjustment as set forth in the Warrants. The Warrants shall be exercisable at a purchase price of $0.01 per Warrant Share, and shall expire at 5:00 P.M., Philadelphia time, on July 31, 2005.

                  2.2. Purchase and Sale of Warrants; Reservation of Shares.

                  (a) The Company agrees to issue and sell to Bank, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, Bank agrees to purchase Warrants to acquire 3,770 Warrant Shares. Such purchase and sale shall take place at the Closing and at the Closing the Company will initially issue to Bank one Warrant to purchase (subject to adjustment as provided therein) 3,770 Warrant Shares.

                  (b) The Company has authorized, and has reserved and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of exercise of the Warrants. The Company covenants and agrees that all shares of Common Stock which may be issued upon





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the exercise of the rights represented by the Warrants shall, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to issuance. If the Exercise Price is at any time less than the par value of the Common Stock or if the Warrants at any time are exercisable by delivery alone and without payment of any additional consideration, the Company also covenants and agrees to cause to be taken such action (whether by lowering the par value of the Common Stock, the conversion of the Common Stock from par value to no par value, or otherwise) as will permit the exercise of the Warrants without any additional payment by the Holder thereof (other than payment of the Exercise Price, if any, and applicable transfer taxes, if any), and the issuance of the Common Stock, which Common Stock, upon issuance, will be fully paid and non-assessable.

                  2.3. Right to Put Warrants.

                  (a) During the twelve-month period ending on July 31, 2001 (the "Put Period"), each of the Holders of the Warrants shall have the right to sell to the Company, and the Company hereby agrees to purchase, at the Repurchase Price determined under Section 2.06, any or all of the Warrants held by such Holder. No Holders of Warrant Shares shall have the right to sell Warrant Shares to the Company pursuant to this Section 2.03.

                  (b) A Holder of Warrants shall give the Company at least thirty (30) days prior written notice (which notice shall be irrevocable, except for an Event of Force Majeure) of its intention to exercise any right of sale set forth in this Section 2.03 (the "Put Notice") and shall specify in such notice the number of Warrants to be sold and may specify in such notice a proposed date of sale. The closing of any repurchase of the Warrants pursuant to this Section 2.03 shall take place at the offices of the Company at 10:00 A.M. local time on a Business Date (the "Put Closing Date") which shall not be later than the latest to occur of (i) the date specified in the Put Notice and (ii) the date five Business Days after a final determination of the Repurchase Price pursuant to Section 2.06.

                  On or prior to the Put Closing Date, the Company shall deliver a certified or bank cashier's check to each Holder of the Warrants being repurchased, in an amount equal to the Repurchase Price of the Warrants being repurchased from such Holder, determined in accordance with Section 2.06, or shall transfer such amount by wire transfer of immediately available funds to any account specified in writing by such Holder.

                  2.4. Right to Call Warrants.

                  (a) During the twelve-month period ending on July 31, 2001 (the "Call Period"), the Company shall have the right to





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repurchase from each of the Holders of the Warrants, on a pro-rata basis, and each of the Holders of the Warrants hereby agrees to sell to the Company, on a pro-rata basis, at the Repurchase Price determined under Section 2.06, any or all of the Warrants. The Company shall have no right to repurchase Warrant Shares pursuant to this Section 2.04.

                  (b) The Company shall give each of the Holders of the Warrants at least thirty (30) days prior written notice (which notice shall be irrevocable, except for an Event of Force Majeure) of its intention to exercise any right of purchase set forth in this Section 2.04 (the "Call Notice") and shall specify in such notice the number of Warrants to be repurchased and may specify in such notice a proposed date of sale. The closing of any repurchase of the Warrants pursuant to this Section 2.04 shall take place at the offices of the Company at 10:00 A.M. local time on a Business Date (the "Call Closing Date") which shall not be later than the latest to occur of (i) the date specified in the Call Notice and (ii) the date five Business Days after a final determination of the Repurchase Price pursuant to Section 2.06.

                  On or prior to the Call Closing Date, the Company shall deliver a certified or bank cashier's check to each Holder of the Warrants being repurchased, in an amount equal to the Repurchase Price for such Holder's pro-rata share of the Warrants being repurchased, determined in accordance with
Section 2.06, or shall transfer such amount by wire transfer of immediately available funds to any account specified in writing by such Holder.

                  2.5. Insufficiency of Funds. With respect to a repurchase by the Company under either Section 2.03 or Section 2.04, in the event that any or all of the Repurchase Price is not paid as a result of the insufficiency of legally available funds under the Pennsylvania Business Corporation Law or otherwise, the obligation to effect the repurchase shall remain an obligation of the Company and shall be performed as soon as there are funds legally available therefor.

                  2.6. Repurchase Price for Warrants.

                  (a) The repurchase price (the "Repurchase Price") for each Warrant ( determined on the basis of the number of Warrant Shares into which it is then exercisable) which is to be repurchased by the Company pursuant to either Section 2.03 or Section 2.04 shall be equal to (I) the quotient obtained by dividing (x) the fair market value determined in accordance with Section 2.06(b) of the aggregate of all of the outstanding Common Stock as of the end of the Company's last full fiscal quarter immediately preceding the Put Notice or the Call Notice, as the case may be, including in such outstanding Common Stock the Warrant Shares and all shares of Common Stock which could be





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acquired upon exercise or conversion of any outstanding options or other securities then exercisable or convertible into Common Stock (collectively, as of any time of determination the "Outstanding Common Stock"), by (y) the number of shares of Outstanding Common Stock, minus (II) the exercisable price per Warrant Share.

                  (b) For purposes of this Section 2.06, the "fair market value" of the Outstanding Common Stock shall be determined in good faith by the Holders of the Warrants being repurchased and the Company. If such Holders and the Company are unable to agree on such fair market value, such Holders shall select a pool of three independent investment banking firms or valuation firms (or a combination thereof) from which the Company shall select one such firm to appraise the fair market value of the Outstanding Common Stock and to perform the computations involved. The determination of such firm shall be binding upon the Company. All expenses of such firm shall be borne by the Company.

                  2.7. Delivery of Certificates Reissued. Upon the timely receipt of the Repurchase Price for the Warrants sold to the Company pursuant to either Section 2.03 or Section 2.04, the Holders thereof shall forward the Warrants, as the case may be, so sold to the Company. To the extent that less than all of such Holder's Warrants are sold, the Company shall forthwith issue and deliver to such Holder, as appropriate, (a) Warrants in every respect identical to the Warrants so forwarded, except that the same shall provide for the purchase by such Holder of such lesser number of Warrant Shares as shall be represented by the Warrants which the Company has not repurchased. Upon timely payment of the Repurchase Price therefor Warrants so repurchased shall no longer be exercisable or have any validity whatsoever.

                  2.8. Right to New Equity Securities. Prior to issuing any equity securities or any options or convertible securities exercisable for or convertible into such equity securities (collectively, "Equity Securities") of the Company, other than in connection with a Qualified IPO, the Company will simultaneously issue without charge to each of the Holders of the Warrants and Warrant Shares the same proportion of the securities proposed to be sold by the Company as the number of Warrants and Warrant Shares owned by such Holder bears to the total number of shares of Outstanding Common Stock at that time, provided, that, prior to an Exercise Event, the securities to be issued by the Company to the Holders pursuant to this Section 2.08 shall be limited to warrants similar in all material respects to the Warrants. Holders electing to purchase Equity Securities pursuant to this Section shall also be entitled to purchase (pro rata according to their holdings of Warrant and Warrant Shares) offered Equity Securities that other Holders decline to purchase. Any such right of purchase shall be exercisable for a period of thirty





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(30) days after the Holders receive written notice of a proposed issuance of
Equity Securities (and any such notice by the Company shall be given not less than thirty (30) nor more than ninety (90) days prior to any such issuance). This Section 2.08 shall not apply to Equity Securities issued upon exercise of the Warrant.

                  2.9. Termination Upon Qualified IPO. Bank's rights under Sections 2.03 and 2.08 shall terminate upon the closing of a Qualified IPO.

                  2.10. No Termination Upon Satisfaction of Credit Agreement Obligations. Bank's rights under Sections 2.03 and 2.08 shall not terminate solely by virtue of the satisfaction by the Company of all of its obligations to the Bank under the Credit Agreement; provided, however, that Bank's rights under Sections 2.03 and 2.08 shall terminate if, within one year from the date of this Agreement, the Company receives a notice from the Bank pursuant to Section 2.09 of the Credit Agreement that the Bank is requiring additional compensation from the Company pursuant to that Section, and the Company thereafter satisfies all of its obligations to the Bank through a refinancing.



                                    ARTICLE 3

                      CONDITIONS TO PURCHASERS' OBLIGATIONS

                  The obligations of Bank to purchase the Warrants at the Closing is subject to the following conditions, all or any of which may be waived in writing by Bank:

                  3.1. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article 4 hereof shall be true and correct in all material respects at the time of the sale of the Warrants.

                  3.2. Delivery at Closing. Bank shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to Bank and its counsel:

                  (a) A certified copy of all charter documents of the Company; a certified copy of the resolutions of the board of directors and, to the extent required, the stockholders of the Company evidencing approval, as applicable, of this Agreement, the Warrant Documents and other matters contemplated hereby and thereby; a certified copy of the By-laws of the Company ; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Warrant Documents and other matters contemplated hereby or thereby.





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                  (b) Favorable opinions of Blank, Rome, Comisky & McCauley, counsel for the Company, as to matters set forth in Exhibit 3.02(b), and as to such other matters as Bank or its counsel may reasonably request.

                  (c) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign, as applicable, this Agreement, the Warrant Documents and any other documents or certificates to be delivered pursuant hereto or thereby by the Company, as applicable, or any of their respective officers, together with the true signatures of such officers. Bank may conclusively rely on such certificates until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company, as applicable, cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (d) A Registration Rights Agreement (the "Registration Rights Agreement") executed by the Company substantially in the form of Exhibit 3.02(d) attached hereto.

                  (e) A certificate from a duly authorized officer of the Company stating that all conditions set forth in this Article have been satisfied.

                  (f) Such other documents referenced in any Exhibit hereto or relating to the transactions contemplated by this Agreement as Bank or its counsel may reasonably request.

                  3.3. Incurrence of Debt. The Company shall have entered into the Credit Agreement with the Bank on terms satisfactory to the Company and shall have closed or shall close simultaneously the transactions contemplated thereby and received or shall simultaneously receive the funds with respect thereto. Copies of all documents delivered to the Bank in conjunction with the closing of the transactions contemplated by the Credit Agreement shall have been delivered to Bank or its counsel.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BANK

                  4.1. Representations and Warranties of Bank. Bank hereby represents and warrants that:

                  (a) It has duly authorized, executed and delivered this Agreement and such of the Operative Documents as require execution by it.

                  (b) Its present intention is to acquire the Securities for its own account.

                  (c) The Securities are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof; subject, nevertheless, to the condition that, except as otherwise provided herein, the disposition of its property shall at all times be within its control.

                  (d) It acknowledges that it has reviewed and discussed the Company's business, affairs and current prospects with such officers of the Company and others as it has deemed appropriate or desirable in connection with the transactions contemplated by this Agreement. It further acknowledges that it has requested, received and reviewed such information, undertaking such investigation and made such further inquiries of officers of the Company and others as it has deemed appropriate or desirable in connection with such transactions; provided, however, no investigation made heretofore or hereafter by or on its behalf shall have any effect whatsoever on the representations and warranties of the Company hereunder, each of which shall survive any such investigation.

                  (e) It understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in the Registration Rights Agreement, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. It also understands that it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities.

                  (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities. It further represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Commission under the Securities Act with respect to the purchase of the Securities.

                  (g) It hereby acknowledges that the Warrants and each certificate representing the Warrant Shares and any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company) shall bear a legend substantially in the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

         The acquisition by Bank of the Securities shall constitute a confirmation by it of the foregoing representations made by it.


                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants as follows:

                  5.1. Securities Act. Neither the Company nor anyone acting on its behalf has offered any of the Warrants, or solicited any offers to purchase or made any attempt by preliminary conversation or negotiations to dispose of the Warrants, within the meaning of all applicable federal and state securities laws, to any Person other than Bank, and no Person other than Bank will purchase any Warrants except with the prior consent of Bank. Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Warrants to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person so as to bring the issuance and sale of the Warrants under the registration provisions of the Securities Act.

                  5.2. Other Agreements of Officers. To the best knowledge of the Company, no officer or key employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which has a material adverse effect, or in the future may (so far as the Company can reasonably foresee) have a material adverse effect. To the best knowledge of the Company, no officer or key employee of the Company has any present intention of terminating his employment with the Company, as the case may be, and the Company has no present intention of terminating such employment.

                  5.3. Foreign Corrupt Practices Act. The Company has reviewed its practices and policies and to the best of its knowledge and belief is not engaged, nor has any of its respective officers, directors, employees or agents engaged in any act or practice which would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder.

                  5.4. Registration Rights. Other than pursuant to the terms of the Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

                  5.5. Representations and Warranties Incorporated from Credit Agreement. Each of the representations and warranties given by the Company to Bank in the Credit Agreement is true and correct in all material respects as of the Closing Date and such representations and warranties are hereby incorporated herein by this reference as of such date with the same effect as though set forth herein in their entirety and made by the Company to Bank hereunder.


                                    ARTICLE 6

                             DISCLOSURES TO HOLDERS

         So long as any Warrants remain outstanding, the Company shall, contemporaneously with the sending or making available thereof, send to all Holders, in accordance with Section 7.03 herein copies of (i) the Company's audited financial statement for each fiscal year and (ii) the Company's unaudited financial statement for each fiscal quarter.



                                    ARTICLE 7

                                  MISCELLANEOUS

                  7.1. No Waiver; Cumulative Remedies. No failure or delay on the part of Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  7.2. Amendments, Waivers and Consents. Any provision in this Agreement or the Warrants to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from Bank.

                  7.3. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

         If to the Company:

                  NCO Financial Systems, Inc.
                  1740 Walton Road
                  Blue Bell, PA  19422
                  Attention:  Michael J. Barrist

         With copies to:

                  Blank, Rome, Comisky & McCauley
                  Four Penn Center Plaza
                  Philadelphia, PA  19103
                  Attention:  Alan L. Zeiger, Esquire

                     and

                     Joshua Gindin, Esquire
                     1700 Two Logan Square
                     Philadelphia, PA  19103

         If to Bank:

                  Mellon Bank, N.A.
                  Plymouth Meeting Executive Campus
                  610 West Germantown Pike
                  Plymouth Meeting, PA  19462
                  Attention:  Liz A. Mellace

         With a copy to:

                  Reed Smith Shaw & McClay
                  2500 One Liberty Place
                  Philadelphia, PA   19103
                  Attention:  Ben Burke Howell, Esquire
                  Telecopy:  215-851-1420

or, as to each of the foregoing, at such other address as shall be designed by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

                  7.4. Costs, Expenses and Taxes. Except as otherwise provided herein, the Company agrees to pay on demand all reasonable costs and expenses of Bank in connection with the preparation, execution and delivery of this Agreement, the Warrants and other Warrant Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transaction contemplated hereby and thereby, and in connection with any amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Warrants, the other Warrant Documents, and other instruments and documents to be delivered hereunder or thereunder, including the fees and out-of-pocket expenses of Reed Smith Shaw & McClay, counsel for Bank. In addition, the Company agrees to pay any and all stamp and other taxes (excluding income taxes) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Warrants, the other Warrant Documents, and the other instruments and documents to be delivered hereunder or thereunder and each agrees jointly and severally to save Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

                  7.5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, and its respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest therein without the prior written consent of Bank.

                  7.6. Provisions of Credit Agreement. Whenever any provision of the Credit Agreement is referred to herein or in any instrument furnished hereunder as expressing or constituting an obligation, condition or limitation of this Agreement or of such instrument or as expressing or constituting a representation herein or therein (a) such provision shall be deemed incorporated herein or therein at length, and (b) except as otherwise provided herein or in such instrument, the terms used in such provision referred to shall have the meanings set forth in the Credit Agreement. Except as otherwise specifically provided herein, and except for amendments or modifications to which Bank consents in writing, no modification of or amendment to, or waiver of, any provisions of the Credit Agreement and no payment of the indebtedness outstanding thereunder or satisfaction or cancellation thereof, shall modify, amend, waive or otherwise affect any provision thereof as referred to in this Agreement or in any instrument furnished hereunder, which provision, for the purpose of this Agreement and such instrument, shall remain unmodified and in full force and effect.

                  7.7. Indemnification. The Company agrees to indemnify and hold harmless Bank, its subsidiaries, directors, officers, partners, counsel and employees, from and against any and all liability (including, without limitation, reasonable legal fees incurred in defending against any such liability) under, arising out of or relating to this Agreement, the Warrants and the Warrant Shares, the transactions contemplated hereby or thereby or in connection herewith or therewith, including (to the maximum extent permitted by law) any liability arising under federal or state securities laws, except to the extent such liability shall result from any act or omission on the part of Bank; provided that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm for all indemnified parties, unless representation of all parties by the same counsel would be inappropriate due to actual or potential differing interests among them. The obligations of the Company under this Section 7.07 shall survive and continue to be in full force and effect notwithstanding the satisfaction of the Company's obligations under the Credit Agreement and the termination of this Agreement.

                  7.8. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Warrants, the Warrant Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by Bank.

                  7.9. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

                  7.10. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  7.11. Governing Law. This Agreement shall be governed by and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania.

                  7.12. Governing Law; Waiver of Jury Trial.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE IN PENNSYLVANIA, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF PENNSYLVANIA (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE COMPANY AGREES THAT THE STATE AND FEDERAL COURTS OF PENNSYLVANIA LOCATED IN MONTGOMERY COUNTY, PENNSYLVANIA, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY

JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                  (b) THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER IF (i) THE COMPANY'S RECEIPT THEREOF AND (ii) FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNY PERMITTED BY LAW.

                  7.13. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience or reference only and shall not constitute a part of this Agreement for any other purposes.

                  7.14. Sealed Instrument. This Agreement is executed as an instrument under seal.

                  7.15. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

                  7.16. Further Assurances. From and after the day of this Agreement, upon the request of Bank, the Company shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Warrants.

                  7.17. Consent to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the Commonwealth of Pennsylvania over any suit, action or proceeding arising out of or relating to this Agreement or any of the Warrants or Warrant Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

                  7.18. Effect of Judgment. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 7.17 brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available to the Company, be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the Commonwealth of Pennsylvania (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

                  7.19. Service of Process. The Company consents to service of process in any suit, action or proceeding of the nature referred to in Section
7.17 by mailing a copy thereof by registered or certified mail, postage prepared, return receipt requested, to the address of the Company specified in or designated pursuant to Section 7.03. The Company agrees that such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company, as the case may be.

                  7.20. No Limitation. Nothing in Sections 7.12, 7.17, 7.18 or
7.19 shall affect the right of Bank to serve process in any manner permitted by law, or limit any right that Bank may have to bring proceedings against the Company in the courts of any jurisdiction to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant Agreement or have caused it to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            NCO FINANCIAL SYSTEMS, INC.


                                            By:________________________________
                                               Name:
                                               Title:

                                            MELLON BANK, N.A.


                                            By:________________________________
                                              Name:
                                               Title:

                         AMENDMENT TO WARRANT AGREEMENT


                  This AMENDMENT TO WARRANT AGREEMENT (this "Amendment") dated as of September 5, 1996 (the "Second Closing Date") by and between NCO Group, Inc., a Pennsylvania corporation (the "Company") and Mellon Bank, N.A. (the "Lender").

                                    RECITALS

                  1. NCO Financial Systems, Inc. (the "Predecessor") and the Lender entered into that certain Credit Agreement dated as of July 28, 1995 (the "Original Credit Agreement") pursuant to which the Lender made available to the Company certain credit facilities.

                  2. As an inducement to the Lender to enter into the Original Credit Agreement, the Predecessor issued a Common Stock Purchase Warrant (the "Warrant") exercisable into an aggregate of 3,770 shares of the Predecessor's common stock and entered in to that certain Warrant Agreement dated July 28, 1995 by and between the Predecessor and the Lender (the "Warrant Agreement").

                  3. Pursuant to a reorganization of the Predecessor, the Company became the sole securityholder of the Predecessor and the former securityholders of the Predecessor became the securityholders of the Company.

                  4. Simultaneously with the execution and delivery of this Agreement (the "Closing"), the Predecessor, the Company, NCO Funding, Inc., NCO of New York, Inc. (collectively, the "Borrowers") and the Lender are entering into that certain Amended and Restated Credit Agreement dated as of September 5, 1996 (the "Credit Agreement") pursuant to which the Lender is extending additional credit to the Borrower.

                  5. As an inducement to the Lender to enter into the Credit Agreement and to reflect the reorganization of the Predecessor, the Company is entering into this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                   AMENDMENTS

                  1. Section 2.9 of the Warrant Agreement shall be amended and restated to read in its entirety as follows:

                  "2.9. Termination Upon Qualified IPO. Bank's rights under Sections 2.3 and 2.8 and the Company's rights under Section 2.4 shall terminate upon the closing of a Qualified IPO."

                  2. The definition of "Qualified Disposition" shall be amended and restated to read in its entirety as follows:

                  "Qualified Disposition" means (i) any merger or consolidation of the Company with any Person, (ii) any sale, assignment, lease or other disposition of or voluntary parting with the control of (whether in one transaction or in a series of related transactions) all or substantially all of the consolidated assets (whether now owned or hereafter acquired) of the Company and (iii) any issuance of equity securities of the Company which, when aggregated with all issuances of equity securities of the Company subsequent to the Closing, exceeds fifty percent (50%) of the aggregate of all outstanding equity securities of the Company immediately after the Closing on a fully diluted basis (assuming the exercise of the Warrants and up to an aggregate of 15,000 shares issued pursuant to the Company's stock option plans (or amendments, restatements or successors thereto)).

                  3. All reference to the "Company" in the Warrant Agreement shall be references to NCO Group, Inc., successor by reorganization to NCO Financial Systems, Inc.


                                  MISCELLANEOUS

                  4. Exchange of Warrant. The Company shall issue to the Lender a Common Stock Purchase Warrant for the right to purchase up to 3,770 shares of the Company's Common Stock as a replacement for the Common Stock Purchase Warrant issued by the Predecessor to the Lender for the right to purchase up to 3,770 shares of the Predecessor's Common Stock.

                  5. Reaffirmation; No Waiver. Except as expressly modified herein, the terms of the Warrant Agreement remain in full force and, are in no manner impaired hereby and, are hereby reaffirmed by all of the parties.

                  6. Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  7. Prior Understandings. This Amendment supersedes all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                  8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, the Lender, all future holders of the Warrant, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

                  10. Governing Law. THIS AMENDMENT AND ALL OTHER AMENDMENT DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER AMENDMENT DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.


Attest:                             NCO GROUP, INC., as successor by
                                      reorganization to NCO
                                      Financial Systems, Inc.


By: /s/ xxxxxx  Sec.                By: /s/ Michael J. Barrist
    -----------------------             --------------------------------
   Name:                                Name: Michael J. Barrist
   Title:                               Title: President


                                    MELLON BANK, N.A.


                                    By: /s/ Liz A. Mellace
                                        --------------------------------
                                        Name:  Liz A. Mellace
                                        Title: Assiatant Vice President